UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2009

UV FLU TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 147 Centerville, Massachusetts	02632-2933

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2009, UV Flu Technologies, Inc., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement with AmAirpure, Inc., a Nevada corporation (“Seller”) with an effective date of November 15, 2009 (the “Agreement”), whereby the Company will acquire certain of the assets of Seller relating to the design, development, manufacture, sale and distribution of technology and products including air purification systems (the “Assets”).  In consideration for the Assets, the Company shall issue to Seller Fifteen Million (15,000,000) shares of common stock of the Company.  The Agreement also contains customary representations and warranties and indemnification provisions.

The closing of the transactions contemplated by the Agreement are subject to the satisfaction of customary conditions.

Pursuant to the transaction, several of the shareholders of Seller entered into a lock-up agreement with the Company, whereby such shareholders agreed not to sell or transfer without the prior written consent of the Company any shares of the Company for a period of twelve (12) months following the date of such lock-up agreement.

The description of the Agreement and the Lock-Up Agreement (the “Agreements”) in this report is intended to summarize the terms of the Agreements and does not purport to be a complete discussion of such terms.  The Agreements should be reviewed in their entirety, incorporated herein as Exhibits 10.1 and 10.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement
10.2	Form of Lock-Up Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.

Date: December 18, 2009	By:	/s/ John J. Lennon
John J. Lennon, President and Director

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